EXHIBIT 15.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the following Registration Statements of Teekay LNG Partners L.P. (the “Partnership”):

(1)	No. 333-124647 on Form S-8 pertaining to the Teekay LNG Partners L.P. 2005 Long Term Incentive Plan;

(2)	No. 333-188387 on Form F-3 and related prospectus for the registration of up to $100,000,000 of common units representing limited partnership units;

(3)	No. 333-190783 on Form F-3 and related prospectus for the registration of 931,098 common units representing limited partnership units;

(4)	No. 333-197479 on Form F-3 and related prospectus for the registration of common units, preferred units, convertible preferred units, debt securities and convertible debt securities; and

(5)	No. 333-197651 on Form F-3 and related prospectus for the registration of up to $500,000,000 of common units representing limited partnership units,

of our reports dated April 27, 2016, with respect to the consolidated financial statements as at December 31, 2015 and 2014 and for each of the years in the three-year period ended December 31, 2015 and the effectiveness of internal control over financial reporting as of December 31, 2015, of the Partnership, which reports appear in the December 31, 2015 Annual Report on Form 20-F of the Partnership. Our report refers to the retrospective change in the Partnership’s method of accounting for debt issuance costs effective December 31, 2015 due to the adoption of Accounting Standards Update 2015-03, Simplifying the Presentation of Debt Issuance Costs.

In addition, we consent to the incorporation by reference in the above mentioned Registration Statements of our report dated March 15, 2016, with respect to the consolidated financial statements of Malt LNG Netherlands Holdings B.V. (the “Company”), which report appears in the December 31, 2015 Annual Report on Form 20-F of the Partnership. Our report refers to the retrospective change in the Company’s method of accounting for debt issuance costs effective December 31, 2015 due to the adoption of Accounting Standards Update 2015-03, Simplifying the Presentation of Debt Issuance Costs.

/s/ KPMG LLP

Chartered Professional Accountants

Vancouver, Canada

April 27, 2016